SECURITIES AND EXCHANGE COMMISSION
WASHINGTON, D.C.  20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported): July 30, 2009

ULTRA CLEAN HOLDINGS, INC.
(Exact Name of Registrant as Specified in Charter)

Delaware
(State or Other Jurisdiction of Incorporation)

000-50646		61-1430858
(Commission File Number)		(IRS Employer Identification No.)

26462 CORPORATE AVENUE, HAYWARD, CA		94545
(Address of Principal Executive Offices)		(Zip Code)

Registrant’s telephone number, including area code: (510) 576-4400

n/a
(Former Name or Former Address, if Changed Since Last Report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.02 Results of Operations and Financial Conditions

On August 3, 2009, Ultra Clean Holdings, Inc. (the “Company”) issued a press release announcing its financial results for the second quarter ended July 3, 2009. A copy of the press release announcing the Company’s financial results is included as an exhibit to and incorporated by reference in this Current Report on Form 8-K. This Current Report on Form 8-K is furnished pursuant to Item 2.02 of Form 8-K and is not intended to be incorporated by reference into future filings under the Securities Act of 1933 or the Securities Exchange Act of 1934 unless expressly incorporated by reference in such filings.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers

The Company announced the appointment of Kevin (Casey) Eichler to the position of Sr. Vice President and Chief Financial Officer, effective Friday, July 31, 2009.  Mr. Eichler had served on the Company’s Board of Directors since March 2004 and was most currently the Company’s Lead Director and Chairman of the Audit Committee.  In connection with this appointment, Mr. Eichler resigned from the Board of Directors and all committees effective July 30, 2009.  The Company’s Board of Directors now consists of Clarence Granger, John Chenault, Sue Billat, David ibnAle and Leonard Mezhvinsky.  Mr. Chenault will serve in the capacity of Chairman of the Audit Committee.  Linda Clements will continue to serve as VP of Finance and Chief Accounting Officer.

The Company has agreed to pay Mr. Eichler an annual base salary of $300,000, with an annual target bonus equal to 60% of his base salary, and to grant him an option to purchase 100,000 shares of its common stock that vests over four years, and an award of 100,000 restricted stock units that vests in three equal installments on the second, third and fourth anniversaries of the grant, subject to the terms and conditions of the Company Stock Incentive Plan.

Consistent with the Company’s standard change in control severance agreement, if Mr. Eichler is terminated by the Company without cause, or he resigns within 12 months after a change in control with good reason (as defined in the Company’s previously filed standard Change in Control Severance Agreement) and he signs a release of claims, he is entitled to receive:

•	150% of his then current annual base salary;
•	150% of his average annual cash bonus over the prior three years;
•	vesting of 100% of his unvested and outstanding equity awards; and
•	reimbursement of COBRA costs for up to 18 months.

Consistent with the Company’s severance policy, if Mr. Eichler is terminated other than in connection with a change in control and he signs a release of claims, he is entitled to receive:

•	100% of his then current annual base salary;
•	100% of his average annual cash bonus over the prior three years;
•	vesting of the unvested and outstanding equity awards that would have vested within 12 months; and
•	reimbursement of COBRA costs for up to 12 months.

Mr. Eichler, age 49, was the Senior Vice President and Chief Financial Officer of Credence Systems from January 2008 to November 2008. Mr. Eichler was the Executive Vice President of Operations and Chief Financial Officer of MarketTools from March 2006 to December 2007. Mr. Eichler served as the Vice President and Chief Financial Officer of MIPS Technologies from June 1998 to February 2006. Prior to that, he held management positions with several technology companies including Visigenic Software, NeXT Software and Microsoft. Mr. Eichler is on the board of directors of SupportSoft, Inc. and Magma Design Automation, Inc. Mr. Eichler holds a bachelor of science degree in accounting from St. John’s University.

Item 5.03 Amendments to Articles of Incorporation or Bylaws.

On July 30, 2009, the Board of Directors of the Company approved the amendment of the Company’s Amended and Restated Bylaws (the “Bylaws”) to require notice of stockholder proposals and director nominations in advance of the Company’s annual stockholder meeting as further described in sections 2.07 of the Amended and Restated Bylaws.

The foregoing description is qualified in its entirety by reference to the full text of the Amended and Restated Bylaws attached hereto as Exhibit 3.01 and incorporated herein by reference.

Item 9.01 Financial Statements and Exhibits

(d) Exhibits

3.01: Amended and Restated Bylaws of Ultra Clean Holdings, Inc.
99.1: Earnings Press Release issued by Ultra Clean Holdings, Inc., dated August 3, 2009.
99.2: CFO Appointment Press Release issued by Ultra Clean Holdings, Inc., dated August 3, 2009.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

ULTRA CLEAN HOLDINGS, INC.

Date:	August 3, 2009	By:	/s/ Clarence Granger
			Name:	Clarence Granger
			Title:	Chairman and Chief Executive Officer